UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006 (March 24, 2006)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50988 (Commission File Number)	94-3216535 (IRS Employer Identification Number)
5799 Fontanoso Way
San Jose, California 95138
(Address of principal executive offices) (Zip Code)
(408) 360-7200
(Registrant’s telephone number, including area code)
2200 Zanker Road, Suite F
San Jose, California 95131
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     Cash Bonus Awards
     On March 24, 2006, the Compensation Committee of VNUS Medical Technologies, Inc. (the “Company”) approved the award of cash bonuses to the following executive officers of the Company in recognition of their contributions towards the Company’s attainment of certain internal financial controls goals:

Executive Officer	Title	Amount of Cash Bonus

Timothy A. Marcotte	Chief Financial Officer and Vice President, Finance and Administration	$20,000

Robert G. McRae	Vice President, Business Development & Acting for Manufacturing	$15,000
Restricted Stock Unit Awards
     On March 24, 2006, the Compensation Committee also approved awards of restricted stock units under the Company’s Amended and Restated 2000 Equity Incentive Plan to the following executive officers in the amounts indicated below:

		Number of Restricted
Executive Officer	Title	Stock Units

Timothy A. Marcotte	Chief Financial Officer and Vice President, Finance and Administration	10,000

Scott H. Cramer	Senior Vice President of U.S. Sales and Account Services	10,000

Robert G. McRae	Vice President, Business Development & Acting for Manufacturing	10,000

Lian X. Cunningham, M.D.	Medical Director, Vice President of Clinical Research	10,000

Charlene A. Friedman	Vice President, General Counsel and Secretary	10,000

Dennis Rosenberg	Vice President, Marketing and International Sales	10,000
     The vesting of each award is contingent upon the attainment during 2006 of certain individual performance goals for each executive officer. If the Compensation Committee determines that the executive officer met his or her individual goals during 2006, his or her restricted stock unit award will vest 25% on December 31, 2006, with an additional 25% vesting each December 31st for the next three years subject to continued employment by the Company. Mr. Marcotte’s goals relate to the attainment of certain net revenues and maximum operating loss amounts; Mr. Cramer’s goals relate to the attainment of certain net revenues; Mr. McRae’s goals relate to the completion of certain business development deals; Dr. Cunningham’s goals relate to the achievement of certain clinical milestones; Ms. Friedman’s goals relate to attaining certain favorable outcomes in pending litigation; and Mr. Rosenberg’s goals relate to the achievement of certain net revenues. In addition, the individual revenue goals for Mr. Marcotte, Mr. Cramer and Mr. Rosenberg may be adjusted to account for any strategic transactions consummated during 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: March 29, 2006	By:	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary